Exhibit J
                   Energia International de CSW, S.A .de C.V.
                               Statement of Income
                   For the Twelve Months Ended June 30, 1999
                                   (Unaudited)
                                    ($000's)

Equity Earnings in Altamira Project                                      $862

Total Expenses                                                            --
                                                                         ----

Net Income Before Tax                                                     862

Income Tax Expense                                                        121
                                                                         ----

Net Income                                                               $741
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